UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2004

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 15, 2004, Silicon Valley Bank (“SVB”), a California corporation and the principal subsidiary of Silicon Valley Bancshares, entered into the Office Lease Agreement between CA-Lake Marriott Business Park Limited Partnership (“LMBP”) and SVB (the “New Lease”), which will replace the original Lease, dated as of March 8, 1995, by and between SVB and WRC Properties, Inc. (LMBP’s predecessor-in-interest), as amended as of June 10, 1997 (the “Original Lease”), with respect to SVB’s corporate headquarters facilities in Santa Clara, California.  The New Lease covers two buildings, comprising approximately 157,000 square feet of space, which SVB is currently occupying (the “Initial Premises”) under the Original Lease, as well as a third building, comprising approximately 56,500 square fee of space, within the same facility complex (the “Additional Premises,” and together with the Initial Premises, the “Premises”).  The total square feet of the Premises leased under the New Lease is approximately 213,500 square feet, which is identical to the square footage of SVB’s corporate headquarters under its existing leases.

The term of the New Lease for the Initial Premises will begin retroactively on August 1, 2004, and end on September 30, 2014, unless earlier terminated. SVB has the right to accelerate the expiration date of the term with respect to a portion of the Initial Premises from September 30, 2014 to September 30, 2009 or September 30, 2010, for a fee of $1,254,654.00 or $1,042,065.00, respectively. The term for the Additional Premises will commence when Landlord delivers possession of such Additional Premises to Tenant, which is expected to be in the fourth quarter of 2004, and shall end on September 30, 2014, unless earlier terminated.  SVB has options to extend the term for two consecutive additional periods of five years each.  Base Rent for the option periods will initially be 95% of then fair market rent.

SVB will be performing construction in renovating, improving and altering the Initial Premises and Additional Premises.  LMBP is contributing approximately $7,000,000.00 towards the cost of these renovations, improvements and alterations.

The base rent for the Initial Premises (not including SVB’s pro rata share of any taxes or other expenses due under the New Lease) is as follows, subject to the terms of the New Lease:

Period	Annual Rate Per Square Foot	Monthly Base Rent
8/1/2004* – 9/30/2005	$11.22	$146,960.50
10/1/2005 – 9/30/2006	$11.56	$151,361.45
10/1/2006 – 9/30/2007	$11.90	$155,867.19
10/1/2007 – 9/30/2008	$12.26	$160,582.50
10/1/2008 – 9/30/2009	$12.63	$165,428.79
10/1/2009 – 9/30/2010	$13.01	$170,406.06
10/1/2010 – 9/30/2011	$13.39	$175,383.34
10/1/2011 – 9/30/2012	$13.80	$180,753.55
10/1/2012 – 9/30/2013	$14.21	$186,123.76
10/1/2013 – 9/30/2014	$14.64	$191,755.94

* The first two months of base rent have been abated.

The base rent for the Additional Premises (not including SVB’s pro rata share of any taxes or other expenses due under the New Lease) is as follows, subject to the terms and conditions of the New Lease, and will commence on the date six months following the date LMBP delivers possession of the Additional Premises to SVB (the “Rent Start Date”):

Period	Annual Rate Per Square Foot	Monthly Base Rent
Rent Start Date – 9/30/2005	$11.22	$52,778.88
10/1/2005 – 9/30/2006	$11.56	$54,359.42
10/1/2006 – 9/30/2007	$11.90	$55,977.60
10/1/2007 – 9/30/2008	$12.26	$57,671.04
10/1/2008 – 9/30/2009	$12.63	$59,411.52
10/1/2009 – 9/30/2010	$13.01	$61,199.04
10/1/2010 – 9/30/2011	$13.39	$62,986.56
10/1/2011 – 9/30/2012	$13.80	$64,915.20
10/1/2012 – 9/30/2013	$14.21	$66,843.84
10/1/2013 – 9/30/2014	$14.64	$68,866.56

A copy of the New Lease is filed herewith as Exhibit 10.28, and is incorporated by reference herein.  See also Item 1.02 below.

Item 1.02               Termination of a Material Definitive Agreement.

In connection with the New Lease, SVB and LMBP early terminated the Original Lease pursuant to the Lease Termination Agreement, dated as of September 15, 2004, by and between SVB and LMBP.  The Original Lease was scheduled to expire on May 31, 2005, and covered approximately 157,000 square feet of space.  The termination was retroactively effective as of July 31, 2004, contingent upon the effectiveness of the New Lease.

Additionally, pursuant to the Lease Termination Agreement, dated as of September 15, 2004, SVB and LMBP have agreed to early terminate the Lease, dated as of June 8, 2000, by and between SVB and LMBP (as successor in interest to EOP-Lake Marriott Business Park, L.L.C.), which relates to another building in which SVB is currently occupying as part of its corporate headquarters offices.  This lease is also scheduled to expire on May 31, 2005, and covers approximately 56,500 square feet of space.  The termination is contingent upon the effectiveness of the New Lease, and will be effective as of the day before the date LMBP delivers possession of the Additional Premises to SVB.  Until such termination, the monthly base rent for the premises will be $52,778.88 (or the annual rate of $11.22 per square foot), except for the first two months for which the rent will be abated.

Copies of the termination agreements are filed herewith as Exhibits 99.1 and 99.2, and are incorporated by reference herein.  See also Item 1.01 above.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01               Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

10.28	Office Lease Agreement, dated as of September 15, 2004, between CA-Lake Marriott Business Park Limited Partnership and Silicon Valley Bank

99.1	Lease Termination Agreement, dated as of September 15, 2004, by and between CA-Lake Marriott Business Park Limited Partnership and Silicon Valley Bank

99.2	Lease Termination Agreement, dated as of September 15, 2004, by and between CA-Lake Marriott Business Park Limited Partnership and Silicon Valley Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2004	SILICON VALLEY BANCSHARES

	By:	/s/ DEREK WITTE
Name: Derek Witte
Title: General Counsel

Exhibit Index

Exhibit No.	Description

10.28	Office Lease Agreement, dated as of September 15, 2004, between CA-Lake Marriott Business Park Limited Partnership and Silicon Valley Bank

99.1	Lease Termination Agreement, dated as of September 15, 2004, by and between CA-Lake Marriott Business Park Limited Partnership and Silicon Valley Bank

99.2	Lease Termination Agreement, dated as of September 15, 2004, by and between CA-Lake Marriott Business Park Limited Partnership and Silicon Valley Bank